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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 22, 1999, with respect to the financial statements of Sales Technology Limited in Amendment No. 1 to the Registration Statement (Form S-1, No. 333-38288) and related Prospectus of Interliant, Inc. for the registration of $10,000,000 of its 7% Convertible Subordinated Notes due February 2005 and 4,458,394 shares of its common stock.

                                          /s/ Ernst & Young

London, England
June 23, 2000